Exhibit 4.11
CONFORMED VERSION
AMENDMENT NO. 1 TO CREDIT AGREEMENT
          This Amendment No. 1 to Credit Agreement (this “Amendment”) is made as of December 29, 2008, by and among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers party hereto (together with the Company, each a “Borrower” and collectively, the “Borrowers”), ABERCROMBIE & FITCH CO., a Delaware corporation (the “Parent”), the lenders party hereto (each a “Lender” and collectively, the “Lenders”), and NATIONAL CITY BANK, as the Swing Line Lender, an LC Issuer and the global agent (the “Global Agent).
RECITALS:
          A. The Company, the Foreign Subsidiary Borrowers, the Global Agent and the Lenders are parties to the Credit Agreement, dated as of April 15, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
          B. The Borrowers, the Global Agent and the Lenders desire to further amend the Credit Agreement as more fully set forth herein.
          C. Each capitalized term used herein and not otherwise defined herein shall have the same meaning set forth in the Credit Agreement.
AGREEMENT:
          In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Global Agent and the Lenders agree as follows:
     1. New Definitions. The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
     “Consolidated Tangible Assets” means, at any time, the aggregate amount of assets of the Parent and the Subsidiaries, minus all goodwill, trade names, trademarks, patents and other intangible assets of the Parent and the Subsidiaries, all as set forth in the consolidated balance sheet of the Parent and the Subsidiaries most recently delivered by the Parent and the Company pursuant to Section 6.01, on such date of determination, determined on a consolidated basis in accordance with GAAP.
     “First Amendment Effective Date” means December 29, 2008.
     “UBS Demand Line” means a non-committed demand line of credit, pursuant to documentation in form and substance reasonably satisfactory to the Global Agent, provided by UBS Bank USA (or an affiliate thereof) to the Company secured solely by the UBS Collateral.
     “UBS Collateral” means the following property, wherever located and whether owned now or acquired or arising in the future: (i) each UBS Collateral Account; (ii) any and all money, credit balances, certificated and uncertificated securities, security entitlements, commodity contracts, certificates of deposit, instruments, documents, partnership interests, general intangibles, financial assets and other investment property now or in the future credited to or carried, held or maintained in any UBS Collateral Account; (iii) any and all over-the-counter options, futures, foreign exchange, swap or similar contracts between the Company and either UBS Financial Services Inc. or an Affiliate thereof; (iv) any and all accounts of the Company at UBS Bank USA or any of its Affiliates; (v) any and all supporting obligations and other rights ancillary or attributable to, or arising in any way in connection with, any of the foregoing and any other agreement entered into between UBS Bank USA and UBS Financial Services Inc., UBS-I or any other securities intermediary maintaining a UBS Collateral Account with entitlement orders and instructions from UBS Bank USA (or from any assignee or successor of UBS Bank USA) regarding the UBS Collateral Account and any financial assets or other property held therein without the further consent of UBS Bank USA or any other pledgor on the UBS Collateral Account; and (vi) any and all interest, dividends, distributions and other proceeds of any of the foregoing, including proceeds of proceeds.
     “UBS Collateral Account” means individually and collectively, each account of the Company or other pledgor at UBS Financial Services Inc. or UBS International Inc., as applicable, that is either identified as a Collateral Account on the application to which the UBS Demand Line is attached or subsequently identified as a Collateral Account by the Company (either directly or indirectly through the Company’s UBS Financial Services Inc., financial advisor) or other pledgor together with all successors to those identified accounts, irrespective of whether the successor account bears a different name or account number.
     2. Amendments to Section 1.01 to the Credit Agreement. The following definitions contained in Section 1.01 of the Credit Agreement shall be amended and restated in their entirety to read as follows:
     “Material Subsidiary” means (a) the Borrowers, (b) any Subsidiary owning an Equity Interest in a Material Subsidiary and (c) any other Subsidiary (i) the consolidated revenues of which for the most recent fiscal year of the Parent for which audited financial statements have been delivered pursuant to Section 6.01 were greater than 10% of the Parent’s consolidated revenues for such fiscal year or (ii) that as of the end of such fiscal year comprised greater than 10% of the Consolidated Tangible Assets as of such date, or (iii) the EBITDAR of which as of the end of such fiscal year was greater than 10% of Consolidated EBITDAR for such fiscal year.
     “Minimum Rent” means total store rent expense less contingent store rent less non-cash rent expense.
     “Revolving Facility LC Commitment Amount” means (a) with respect to Trade Letters of Credit, $450,000,000 or the Dollar Equivalent thereof in Designated Foreign Currency (as the same may be decreased pursuant to Section 2.12 or as the same may be increased pursuant to Section 2.17), and (b) with respect to Standby Letters of Credit, (i) from the First Amendment Effective Date to 12/31/08, $45,000,000; (ii) from January 1, 2009 through December 31, 2009, $150,000,000; (iii) from January 1, 2010 through December 31, 2010, $260,000,000; and (iv) thereafter, $375,000,000.
     3. Amendment to Section 4.14. Section 4.14 of the Credit Agreement shall be amended and restated in its entirety as follows:
          “Section 4.14 Insurance. The Parent and each of its Subsidiaries maintains insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with industry standards and in each case in compliance with the terms of Section 6.05.”

4. Amendment to Section 7.01. Section 7.01 of the Credit Agreement shall be amended by deleting the “and” following clause (h) thereof, deleting the “.” following clause (i) thereof and replacing it with “; and” and adding the following clause (j) thereto:
     ”(j) Indebtedness of the Parent or any of its Subsidiaries incurred solely in connection with the UBS Demand Line in an aggregate principal amount not to exceed $76,500,000.”
     5. Amendment to Section 7.02. Section 7.02 of the Credit Agreement shall be amended by deleting the “and” following clause (g) thereof, deleting the “.” following clause (h) thereof and replacing it with “; and” and adding the following clause (i) thereto:
     ”(i) Liens, if any, on the UBS Collateral and securing the UBS Demand Line of the Parent and its Subsidiaries.”
     6. Amendment to Section 7.06. Section 7.06, clause (b) of the Credit Agreement shall be amended and restated in its entirety as follows:
     ”(b) so long as no Default or Event of Default has occurred and is continuing, the Parent may declare, and if declared when no Default or Event of Default exists, the Parent may pay, dividends in cash so long as the Parent would be in Pro Forma Compliance with the financial covenants set forth in Section 7.07 after giving effect thereto;”
     7. Amendment to Schedule I. Schedule I shall be amended and restated in its entirety as set forth on schedule I attached hereto.
     8. Conditions Precedent. The amendments set forth above shall become effective upon the satisfaction of the following conditions precedent (the “Amendment No. 1 Effective Date”):
(a) this Amendment has been executed by each Borrower, the Parent, the Global Agent and the Lenders, and counterparts hereof as so executed shall have been delivered to the Global Agent;
(b) all representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made; and
(c) each Subsidiary Guarantor has executed and delivered to the Global Agent the Subsidiary Guarantor Acknowledgment and Agreement attached hereto.
     9. Representations and Warranties. The Borrowers and the Parent each hereby represents and warrants to the Global Agent and the Lenders that: (a) such Credit Party has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Party and the performance and observance by such Credit Party of the provisions hereof do not violate or conflict with the organizational documents of such Credit Party or any law applicable to such Credit Party; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (e) this Amendment constitutes a valid and binding obligation of such Credit Party in every respect, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     10. Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.
     11. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
     12. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.
     13. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS AND THE PARENT EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrowers and the Parent each hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrowers and the Parent each hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party at its address for notices pursuant to Section 11. 04 of the Credit Agreement, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Global Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.
(b) The Borrowers and the Parent each hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in Section 10(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING THERETO), OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
(Signature pages follow.)

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ABERCROMBIE & FITCH MANAGEMENT CO.

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

ABERCROMBIE & FITCH CO.

By:	/s/ Michael S. Jeffries

Name:	Michael S. Jeffries
Title:	Chairman and CEO

ABERCROMBIE & FITCH EUROPE SA

By:	/s/ David S. Cupps

Name:	David S. Cupps
Title:	Director and President

ABERCROMBIE & FITCH (UK) LIMITED

By:	/s/ David S. Cupps

Name:	David S. Cupps
Title:	Director

AFH CANADA STORES CO.

By:	/s/ David S. Cupps

Name:	David S. Cupps
Title:	Secretary

NATIONAL CITY BANK,
as a Lender, an LC Issuer, the Swing Line Lender,
Co-Lead Arranger and Global Agent

By:	/s/ Daniel O’Rourke

Name:	Daniel O’Rourke
Title:	Director

NATIONAL CITY BANK, CANADA BRANCH
as a Canadian Lender

By:	/s/ Kenneth G. Argue

Name:	Kenneth G. Argue
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.
as a Co-Lead Arranger, Syndication Agent and as a Lender

By:	/s/ James A. Knight

Name:	James A. Knight
Title:	Vice President

FIFTH THIRD BANK

By:	/s/ William M. Thurman

Name:	William M. Thurman
Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Jeff Blendick

Name:	Jeff Blendick
Title:	Vice President — Loan Syndications

BANK OF AMERICA, N.A.

By:	/s/ Jaime C. Eng

Name:	Jaime C. Eng
Title:	Assistant Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Debra L. McAllonis

Name:	Debra L. McAllonis
Title:	Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Yoshihiro Hyakutome

Name:	Yoshihiro Hyakutome
Title:	General Manager

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Mary Ann Amshoff

Name:	Mary Ann Amshoff
Title:	Vice President

SUBSIDIARY GUARANTOR ACKNOWLEDGMENT AND AGREEMENT
          Each of the undersigned (collectively, the “Subsidiary Guarantors” and, individually, “Subsidiary Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 1 Credit Agreement, dated as of December 29, 2008 (the “Amendment”). Each Subsidiary Guarantor specifically acknowledges the terms of and consents to the amendments set forth in the Amendment. Each Subsidiary Guarantor further agrees that its obligations pursuant to the Subsidiary Guaranty shall remain in full force and effect and be unaffected hereby.
          EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTOR ACKNOWLEDGMENT AND AGREEMENT OR THE AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH SUBSIDIARY GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
(Signature page follows.)

          IN WITNESS WHEREOF, this Subsidiary Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment.

ABERCROMBIE & FITCH CO.

By:	/s/ Michael S. Jeffries

Name:	Michael S. Jeffries
Title:	Chairman and CEO

ABERCROMBIE & FITCH HOLDING CORPORATION

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

A&F TRADEMARK, INC.

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

ABERCROMBIE & FITCH FULFILLMENT COMPANY

By:	/s/Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

ABERCROMBIE & FITCH DISTRIBUTION COMPANY

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

J.M.H. TRADEMARK, INC.

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

J.M. HOLLISTER, LLC

By:	Abercrombie & Fitch Stores, Inc.
Its Sole Member

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

ABERCROMBIE & FITCH TRADING CO.

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

ABERCROMBIE & FITCH STORES, INC.

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

ABERCROMBIE & FITCH PROCUREMENT SERVICES, LLC

By:	Abercrombie & Fitch Trading Co.
Its Sole Member

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

FAN COMPANY, LLC

By:	Abercrombie & Fitch Management Co.
Its Sole Member

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

HOLLISTER CO.

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

ABERCROMBIE & FITCH INTERNATIONAL, INC.

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

GILLY HICKS LLC

By:	Abercrombie & Fitch Stores, Inc.
Its Sole Member

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

DFZ, LLC

By:	Abercrombie & Fitch Management Co.
Its Sole Member

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

A&F CANADA HOLDING CO.

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

CANOE, LLC

By:	Abercrombie & Fitch Management Co.
Its Sole Member

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

CROMBIE, LLC

By:	Abercrombie & Fitch Management Co.
Its Sole Member

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

RUEHL NO. 925, LLC

By:	Abercrombie & Fitch Stores, Inc.
Its Sole Member

By:	/s/ Scott Lipesky

Name:	Scott Lipesky
Title:	Assistant Secretary

AMENDMENT NO. 1
TO CREDIT AGREEMENT
dated as of
December 29, 2008
Among
ABERCROMBIE & FITCH MANAGEMENT CO.
THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,
as Borrowers,
ABERCROMBIE & FITCH CO.,
as Parent
THE LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,
NATIONAL CITY BANK,
as an LC Issuer, the Swing Line Lender and as a Co-
Lead Arranger and Global Agent

Schedules

Schedule 1	Lenders and Commitments